MPM Asset Management II, L.P.

By:	MPM Asset Management II LLC,
its General Partner

	By:	/s/ Luke Evnin
	Name:	Luke Evnin
	Title:	Investment Manager

MPM Asset Management II LLC

	By:	/s/ Luke Evnin
	Name:	Luke Evnin
	Title:	Investment Manager